UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 22, 2024

THE CANNABIST COMPANY HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Fifth Ave., 24th Floor New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 634-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 22, 2024, the Cannabist Company Holdings Inc. (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with certain holders (the “Holders”) of the Company’s 6.0% senior secured convertible notes due June 2025 (the “Notes”), pursuant to which the Company agreed to repurchase (the “Repurchase”) up to US$25 million principal amount of the Notes in exchange for common shares of the Company (the “Common Shares”).

Pursuant to the terms of the Exchange Agreement, the Holders shall:

•

by January 31, 2024, exchange, assign, transfer and sell (“Transfer”) US$5 million principal amount of Notes in consideration of Common Shares issued at a price per Common Share equal to the greater of CAD$0.41 per Common Share and the 12.5% discount to the 5-day volume weighted average price of the Common Shares (the “Initial Exchange Price”) on Cboe Canada Inc. (the “Exchange”) prior to receipt of a Transfer notice;

•

provided that the five-day volume weighted average price of the Common Shares on the Exchange is greater than CAD$0.47 as of the close of trading at 4:01pm on January 31, 2024, Transfer US$5 million principal amount of Notes in consideration of Common Shares issued at the Initial Exchange Price on or prior to February 29, 2024 (the “February Exchange”); and

•

provided that the February Exchange is completed and the daily volume weighted average price of the Common Shares on the Exchange is greater than CAD$0.87 for 5 consecutive trading days, provided that, the trading volume of the Common Shares on the Exchange was equal to or greater than 600,000 Shares on the applicable trading dates, from the period commencing on January 1, 2024 and ending on June 30, 2024, transfer in three separate equal tranches, an aggregate of US$15 million principal amount of Notes in consideration of Common Shares issued at a price per Common Share equal to the greater of CAD$0.57 per Common Share and the 12.5% discount to the 5-day volume weighted average price of the Common Shares on the Exchange prior to receipt of a Transfer notice, in each case, subject to adjustment in certain instances, on or prior to June 30, 2024.

In the event the conditions are fulfilled and the Holders fail to Transfer their Notes in accordance with the terms of the Exchange Agreement, the Company has the right, but not the obligation, to require the Holders to Transfer some or all of the portion of the $25 million principal amount of Notes still held by the Investors. Assuming all of the conditions are fulfilled, and the entire US$25 million principal amount of Notes are Transferred for Common Shares issued at the minimum prices set out in the Exchange Agreement, a maximum of 68,564,698 Common Shares would be issued in connection with the Repurchase.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the Exchange Agreement, and such description is qualified in its entirety by reference to the full text of the agreement, which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Exchange Agreement is incorporated by reference into this Item 2.03 of this Current Report to the extent required.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Exchange Agreement is incorporated by reference into this Item 2.04 of this Current Report to the extent required.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Exchange Agreement is hereby incorporated into this Item 3.02 by reference. The issuance of Common Shares pursuant to the Exchange Agreement is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: January 24, 2024

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